EXHIBIT 21

                                                          February 27, 1996


                              HARRAH'S ENTERTAINMENT, INC.
                                      SUBSIDIARIES


                                    Jurisdiction     Percentage     Date of
                                         of             of          Incorpo-
Name                               Incorporation      Ownership      ration
----                               -------------      ---------      ------

Aster Insurance Ltd.                  Bermuda             100%       02/06/90
Harrah's Operating Company, Inc.      Delaware            100%       08/08/83
      ESI-Air, Inc.                   Tennessee           100%       03/11/63
      Harrah South Shore Corporation  California          100%       10/02/59
      Harrah's - Holiday Inns of
          New Jersey, Inc.            New Jersey          100%       09/19/79
      Harrah's Alabama Corporation    Nevada              100%       09/09/93

      Harrah's Alberta Investment
          Corporation                 Alberta             100%       04/05/95
      Harrah's Arizona Corporation    Nevada              100%       01/26/93
      Harrah's Atlantic City, Inc.    New Jersey          100%       02/13/79
      Harrah's California Corporation Nevada              100%       02/02/94
      Harrah's California SSR
          Corporation                 Nevada              100%       10/12/94
      Harrah's Colorado Investment
          Corporation                 Nevada              100%       06/23/93
      Harrah's Colorado Management
          Company                     Nevada              100%       06/23/93
      Harrah's Colorado Standby
          Corporation                 Nevada              100%       11/10/93
      Harrah's Connecticut
          Corporation                 Nevada              100%       01/25/94
      Harrah's Huntington
          Corporation                 W. Virginia         100%       03/03/95
      Harrah's Illinois Corporation   Nevada              100%       12/18/91
      Harrah's Indiana Investment
          Corporation                 Nevada              100%       09/09/93
      Harrah's Indiana Management
          Corporation                 Nevada              100%       09/09/93
      Harrah's Interactive
          Entertainment Company       Nevada              100%       09/21/94
      Harrah's Interactive
          Investment Company          Nevada              100%       09/21/94
      Harrah's Kansas Casino
          Corporation                 Nevada              100%       11/12/93
      Harrah's Kenner Corporation     Louisiana           100%       01/27/93
      Harrah's Las Vegas, Inc.        Nevada              100%       03/21/68
      Harrah's Laughlin, Inc.         Nevada              100%       07/10/87
      Harrah's Management Company     Nevada              100%       04/07/83
      Harrah's Maryland Heights
          Corporation                 Nevada              100%       07/30/93
      Harrah's Maryland Heights LLC*  Delaware             99%       10/16/95
      Harrah's Maryland Heights
          Operating Company           Nevada              100%        6/20/95
      Harrah's Mexico Holding
          Company                     Nevada              100%        4/11/95
      Harrah's de Mexico, S.A.
          de C.V.**                   Mexico               50%
      Harrah's Michigan Corporation   Nevada              100%       06/15/93
      Harrah's Minnesota Corporation  Nevada              100%       10/20/92
      Harrah's NC Casino Company,
          LLC***                      North Carolina       99%       04/21/95
      Harrah's New Jersey, Inc.       New Jersey          100%       09/13/78
      Harrah's New Orleans Investment
          Company                     Nevada              100%       05/21/93
           Harrah's Jazz Finance
               Corp.****              Delaware          47.07%       12/17/93
      Harrah's New Orleans
          Management Company          Nevada              100%       05/21/93
      Harrah's New Zealand, Inc.      Nevada              100%       02/28/92
      Harrah's North Carolina Casino
          Corporation                 North Carolina      100%       12/22/94
      Harrah's-North Kansas City
          Corporation                 Nevada              100%       02/23/93
      Harrah's Ohio Corporation       Nevada              100%       11/02/94
      Harrah's Ohio Management
          Company                     Nevada              100%       11/02/94
      Harrah's Ontario, Inc.          Canada              100%       06/23/93
      Harrah's Pennsylvania
          Development Co.             Nevada              100%       05/18/94
      Harrah's Pittsburgh
          Investment Company          Nevada              100%       05/26/94
      Harrah's Pittsburgh
          Management Company          Nevada              100%       06/08/94

      Harrah's Pty. Limited           Australia           100%       04/21/75
      Harrah's Reno Holding
          Company, Inc.               Nevada              100%       02/23/88
      Harrah's Riverboat Leasing
          Company                     Nevada              100%       06/20/95
      Harrah's Shreveport Investment
          Company, Inc.               Nevada              100%       04/23/92
      Harrah's Shreveport Management  Nevada              100%       04/23/92
          Company, Inc.
      Harrah's Skagit Valley Agency
          Corporation                 Nevada              100%       11/08/95
      Harrah's Southeast Washington
          Casino Corporation          Nevada              100%       11/21/95
      Harrah's Southwest Michigan
          Casino Corporation          Nevada              100%       04/06/95
      Harrah's Tunica Corporation     Nevada              100%       08/10/92
      Harrah's Vicksburg Corporation  Nevada              100%       07/13/92
      Harrah's Virginia Corporation   Nevada              100%       12/01/94
      Harrah's Washington
          Corporation                 Nevada              100%       02/03/94
      Harrah's West Virginia
          Corporation                 W. Virginia         100%       03/03/95
      Harrah's Wheeling Corporation   Nevada              100%       04/29/94
      Sodak Gaming, Inc.              South Dakota         14.1%
      The Restaurant Company*****     Delaware             32.5%     10/31/85
          (fka Tennessee Restaurant Company)


    * 99% Harrah's Operating Company, Inc., 1% Harrah Maryland Heights Operating Company
   **  50% Harrah's Operating Company, Inc., 50% Harrah's Mexico Holding
       Company
  ***  99% Harrah's Operating Company, Inc., 1% Harrah's Management
       Company
 ****  47.07% Harrah's New Orleans Investment Company

*****  Owns 50% of Perkins Restaurants, Inc.